EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (No. 333-13975, 333-49908, 333-68260 and 333-122300) on Form S-8 of Patapsco Bancorp, Inc. of our report dated September 1, 2006, relating to the consolidated financial statements, which appears in the 2006 Annual Report, which is incorporated by reference in this Annual Report on Form 10-KSB.

/s/ Beard Miller Company LLP

Beard Miller Company LLP

Baltimore, Maryland

September 25, 2006